Exhibit 10.8

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of September 30, 2015 (the “Security Agreement”), is executed by IRESI FREDERICK MARKET SQUARE, L.L.C., a Delaware limited liability company (“Debtor”), having its chief executive office at 2901 Butterfield Road, Oak Brook, IL 60523 and Parkway Bank and Trust Company, an Illinois banking corporation (the “Bank”), whose address is 4800 N. Harlem Avenue, Harwood Heights, Illinois 60706.

R E C I T A L S:

WHEREAS, Debtor desires to borrow funds and obtain other financial accommodations from Bank pursuant to that certain Loan Agreement of even date herewith by and between Debtor and Bank (the “Loan Agreement”).

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, Debtor and Bank hereby agree as follows:

A G R E E M E N T S:

Section 1           DEFINITIONS.

1.1           Defined Terms. Capitalized terms used but not otherwise defined in this Security Agreement (including the Recitals) shall have the meanings ascribed to them in the Loan Agreement. For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

“Bank Product Agreements” shall mean those certain cash management service or other agreements entered into from time to time by Debtor with Bank or any Affiliate of Bank concerning Bank Products.

“Bank Product Obligations” shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Debtor or any Subsidiary to the Bank or any Affiliate of the Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

“Collateral” shall have the meaning set forth in Section 2.1 hereof.

“Hedging Agreements” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Note” shall mean the Secured Promissory Note of even date herewith, in the original principal amount of Forty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($45,750,000.00) made by Debtor payable to Bank, together with all renewals, extensions, modifications, refinancings, consolidations, and substitutions thereof.

“Obligations” means all loans, advances and other financial accommodations, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder) and any fees due Bank under the Loan Agreement, the Note or the other Loan Documents, and any expenses incurred by Bank under the Loan Agreement, Note or the other Loan Documents, and any and all other liabilities and obligations of Debtor to Bank, including any reimbursement obligations of Debtor in respect of Letters of Credit and surety bonds, all Hedging Obligations of Debtor which are owed to Bank or any Affiliate of Bank, and all Bank Product Obligations of Debtor, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

“Obligor” shall mean Debtor or any other party liable with respect to the Obligations.

“Organizational Identification Number” means the organizational identification number assigned to Debtor by the applicable governmental unit or agency of the jurisdiction of organization of Debtor, if any.

“Taxes” shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

1.2           Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein or in the Loan Agreement shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Debtor” shall be so construed.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement.

(c) The term “including” is not limiting, and means “including, without limitation”.

(d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) This Security Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2           SECURITY FOR THE OBLIGATIONS.

2.1           Security for Obligations. As security for the payment and performance of the Obligations, Debtor does hereby pledge, assign, transfer, hypothecate, deliver and grant to Bank, for its own benefit and as agent for its Affiliates, a continuing and unconditional first priority security interest in and to any and all property of Debtor, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property of Debtor, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a)            all property of, or for the account of, Debtor now or hereafter coming into the possession, control or custody of, or in transit to, Bank or any agent or bailee for Bank or any parent, affiliate or subsidiary of Bank or any participant with Bank in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b)            the additional property of Debtor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Debtor’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Debtor’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)              All Accounts and all Goods whose sale, lease or other disposition by Debtor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Debtor, or rejected or refused by any Account Debtor;

(ii)             All Inventory, including raw materials, work-in-process and finished goods;

(iii)            All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv)           All Software and computer programs;

(v)            All Securities, Investment Property, Financial Assets and Deposit Accounts;

(vi)           All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(vii)          All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards, subject to the rights of any tenant under its lease.

2.2           Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, Debtor shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to Bank pursuant to this Section 2. The cancellation or surrender of any promissory note evidencing an Obligation, upon payment or otherwise, shall not affect the right of Bank to retain the Collateral for any other of the Obligations except upon payment in full of the Obligations. Debtor shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except as permitted pursuant to the Loan Agreement.

2.3           Financing Statements. Debtor shall, at Bank’s request, at any time and from time to time, deliver to Bank such financing statements, amendments and other documents and do such acts as Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of Bank, for its own benefit and as agent for its Affiliates, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Encumbrances. Debtor hereby irrevocably authorizes Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Debtor that (a) indicate the Collateral (i) is comprised of all assets of Debtor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Debtor is an organization, the type of organization and any Organizational Identification Number issued to Debtor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Debtor hereby agrees that a photostatic or other reproduction of this Security Agreement is sufficient for filing as a financing statement and Debtor authorizes Bank to file this Security Agreement as a financing statement in any jurisdiction. Debtor agrees to furnish any such information to Bank promptly upon request. In addition, Debtor shall make appropriate entries on its books and records disclosing the security interests of Bank, for its own benefit and as agent for its Affiliates, in the Collateral.

2.4           Preservation of the Collateral. The Bank may, but is not required to, take such actions from time to time as Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if Bank takes such action as Debtor shall reasonably request in writing which is not inconsistent with Bank’s status as a secured party, but the failure of Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which Bank accords its own property, and (ii) not extend to matters beyond the control of Bank, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Debtor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Debtor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Debtor and Bank in the applicable Collateral against prior or third parties, except the filing of continuation statements for UCC filings on the Collateral. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Debtor represents to, and covenants with, Bank that Debtor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Debtor agrees that Bank shall have no responsibility or liability for informing Debtor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5           Other Actions as to any and all Collateral. Debtor further agrees to take any other action reasonably requested by Bank to ensure the attachment, perfection and first priority of, and the ability of Bank to enforce, the security interest of Bank, for its own benefit and as agent for its Affiliates, in any and all of the Collateral including (a) causing Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the security interest of Bank, for its own benefit and as agent for its Affiliates, in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Bank to enforce, the security interest of Bank, for its own benefit and as agent for its Affiliates, in such Collateral, (c) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person with authority or control over or an interest in any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request, (d) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to Bank which affect any material portion of the Collateral as soon as possible but not more than forty-five (45) days after such request, and (e) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Debtor further agrees to indemnify and hold Bank harmless against claims of any Persons not a party to this Security Agreement concerning disputes arising over the Collateral except to the extent resulting from the gross negligence or willful misconduct of Bank or its Affiliates.

2.6           Collateral in the Possession of a Warehouseman or Bailee. If any material portion of the Collateral at any time is in the possession of a warehouseman or bailee, Debtor shall promptly notify Bank thereof, and, as soon as possible but not more than forty-five (45) days later, shall obtain a Collateral Access Agreement in form and substance reasonably satisfactory to Bank from such warehouseman or bailee.

2.7           Letter-of-Credit Rights. If Debtor at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor shall promptly notify Bank thereof and, at the request and option of Bank, Debtor shall, pursuant to an agreement in form and substance reasonably satisfactory to Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Bank, for its own benefit and as agent for its Affiliates, of the proceeds of any drawing under the letter of credit, or (ii) arrange for Bank, for its own benefit and as agent for its Affiliates, to become the transferee beneficiary of the letter of credit, with Bank agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Loan Agreement.

2.8           Commercial Tort Claims. If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall promptly notify Bank in writing signed by Debtor of the details thereof and grant to Bank, for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, in each case in form and substance reasonably satisfactory to Bank, and shall execute any amendments hereto deemed reasonably necessary by Bank to perfect the security interest of Bank, for its own benefit and as agent for its Affiliates, in such Commercial Tort Claim.

2.9           Electronic Chattel Paper and Transferable Records. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor shall promptly notify Bank thereof and, at the request of Bank, shall take such action as Bank may reasonably request to vest in Bank control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Bank agrees with Debtor that Bank will arrange, pursuant to procedures reasonably satisfactory to Bank and so long as such procedures will not result in Bank’s loss of control, for Debtor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3           REPRESENTATIONS AND WARRANTIES.

Debtor makes the following representations and warranties to Bank:

3.1           Debtor Organization and Name. Debtor is a limited liability company duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted, duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing. The exact legal name of Debtor is as set forth in the first paragraph of this Security Agreement, and Debtor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

3.2           Authorization. Debtor has full right, power and authority to enter into this Security Agreement and to perform all of its duties and obligations under this Security Agreement. The execution and delivery of this Security Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the certificate of trust and organization of Debtor or the trust or operating agreement of Debtor. All necessary and appropriate action has been taken on the part of Debtor to authorize the execution and delivery of this Security Agreement.

3.3           Validity and Binding Nature. This Security Agreement is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

3.4           Consent; Absence of Breach. The execution, delivery and performance of this Security Agreement and any other documents or instruments to be executed and delivered by Debtor in connection herewith, do not and will not (a) require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority except for such conflicts which would not result in a Material Adverse Effect, (ii) the trust or operating agreement or any other organic document of Debtor or (iii) any material agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Debtor or any of its properties or assets except for such conflicts which would not result in a Material Adverse Effect; or (c) require, or result in, the creation or imposition of any Lien on any asset of Debtor, other than Liens in favor of Bank created pursuant to this Security Agreement and Permitted Encumbrances.

3.5           Ownership of Collateral; Liens. Debtor is the sole owner all of its Collateral, free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Encumbrances.

3.6           Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Debtor, or (b) would constitute an Event of Default.

3.7           Security Interest. This Security Agreement creates a valid security interest in favor of Bank in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by Bank or delivery of such Collateral to Bank, shall constitute a valid, perfected, first-priority security interest in such Collateral.

3.8           Place of Business. The principal place of business and books and records of Debtor is set forth in the preamble to this Security Agreement, and the location of all Collateral, if other than at such principal place of business, as set forth on Schedule 3.8 attached hereto and made a part hereof, and Debtor shall promptly notify Bank of any change in such locations. Debtor will not remove or permit the Collateral to be removed from such location without the prior written consent of Bank, except as permitted pursuant to the Loan Agreement.

3.9           Complete Information. This Security Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Debtor to Bank for purposes of, or in connection with, this Security Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Debtor to Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Bank that any projections and forecasts provided by Debtor are based on good faith estimates and assumptions believed by Debtor to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results); and provided that with respect to any document provided by a seller of any part of the Premises to Debtor and delivered to Bank by Debtor, the forgoing representations are to Debtor’s knowledge.

Section 4           REMEDIES.

Upon the occurrence of any default in the payment or performance of any of the covenants, conditions and agreements contained in this Security Agreement or any other Event of Default, Bank shall have all rights, powers and remedies set forth in this Security Agreement or the other Loan Documents or in any other written agreement or instrument relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to Debtor to be terminated and all Obligations to be immediately due and payable, or, if provided in the Loan Documents, all commitments of Bank to Debtor shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of Bank. Debtor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

4.1           Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Debtor’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and Bank shall have the right to store and conduct a sale of the same in any of Debtor’s premises without cost to Bank. At Bank’s request, Debtor will, at Debtor’s sole expense, assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Debtor.

4.2           Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Bank may deem proper, and Bank may purchase any or all of the Collateral at any such sale. Debtor acknowledges that Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Debtor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral was sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, reasonable attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Obligations, returning the excess proceeds, if any, to Debtor. Debtor shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Bank at least ten (10) calendar days before the date of such disposition. Debtor hereby confirms, approves and ratifies all acts and deeds of Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Debtor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Bank shall deem appropriate. Debtor expressly absolves Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Security Agreement.

4.3           Standards for Exercising Remedies. To the extent that applicable law imposes duties on Bank to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Bank (a) to fail to incur expenses reasonably deemed significant by Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of

Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure Bank against risks of loss, collection or disposition of Collateral or to provide to Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Bank in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Bank would not be commercially unreasonable in Bank’s exercise of remedies against the Collateral and that other actions or omissions by Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Bank that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section.

4.4           UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and reasonable attorneys’ and paralegals’ fees, and in such order of application as Bank may, from time to time, elect, any indebtedness of Bank to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to Bank. Debtor, on behalf of itself and any Obligor, hereby waives the benefit of any law that would otherwise restrict or limit Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from Bank to any Obligor.

4.5           Additional Remedies. Upon the occurrence of an Event of Default, Bank shall have the right and power to:

(a)            instruct Debtor, at its own expense, to notify any parties obligated on any of the Collateral, including any Account Debtors, to make payment directly to Bank of any amounts due or to become due thereunder, or Bank may directly notify such obligors of the security interest of Bank, and/or of the assignment to Bank of the Collateral and direct such obligors to make payment to Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b)            enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c)            take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d)            extend, renew or modify for one or more periods (whether or not longer than the original period) the Obligations or any obligation of any nature of any other obligor with respect to the Obligations;

(e)            grant releases, compromises or indulgences with respect to the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f)              transfer the whole or any part of securities which may constitute Collateral into the name of Bank or Bank’s nominee without disclosing, if Bank so desires, that such securities so transferred are subject to the security interest of Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that Bank or such nominee makes any further transfer of such securities, or any portion thereof, as to whether Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g)            vote the Collateral;

(h)            make an election with respect to the Collateral under Section 1111 of Bankruptcy Code or take action under Section 364 or any other section of Bankruptcy Code; provided, however, that any such action of Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Debtor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge Debtor or other Person liable to Bank for the Obligations; and

(i)              at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Security Agreement, the Loan Documents, or any of the other Obligations, or Bank’s rights hereunder, under the Obligations.

Debtor hereby ratifies and confirms whatever Bank may do with respect to the Collateral and agrees that Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral except to the extent resulting from Bank’s gross negligence or willful misconduct.

4.6           Attorney-in-Fact. Debtor hereby irrevocably makes, constitutes and appoints Bank (and any officer of Bank or any Person designated by Bank for that purpose) as Debtor’s true and lawful proxy and attorney-in-fact (and agent-in-fact), effective upon the occurrence and during the continuance of any Event of Default, in Debtor’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Security Agreement, (ii) execute such financing statements and other documents and to do such other acts as Bank may require to perfect and preserve Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) upon the occurrence of an Event of Default, carry out any remedy provided for in this Security Agreement, including endorsing Debtor’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of Debtor, changing the address of Debtor to that of Bank, opening all envelopes addressed to Debtor and applying any payments contained therein to the Obligations. Debtor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Debtor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Security Agreement.

4.7           No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Bank’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

4.8           No Waiver. No Event of Default shall be waived by Bank except in writing. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Bank to exercise any remedy available to Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Debtor agrees that in the event that Debtor fail to perform, observe or discharge any of its Obligations or liabilities under this Security Agreement or any other agreements with Bank, no remedy of law will provide adequate relief to Bank, and further agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

4.9           Application of Proceeds. The Bank will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Debtor. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including reasonable attorneys’ fees and legal expenses as provided for in Section 5.13 hereof.

Section 5           MISCELLANEOUS.

5.1           Entire Agreement. This Security Agreement and the other Loan Documents (i) are valid, binding and enforceable against Debtor and Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Debtor and Bank. No promises, either expressed or implied, exist between Debtor and Bank, unless contained herein or therein. This Security Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents. This Security Agreement and the other Loan Documents are the result of negotiations among Bank, Debtor and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Security Agreement and the other Loan Documents shall not be construed more strictly against Bank merely because of Bank’s involvement in their preparation.

5.2           Amendments; Waivers. No delay on the part of Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3           WAIVER OF DEFENSES. DEBTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH DEBTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY BANK IN ENFORCING THIS SECURITY AGREEMENT. PROVIDED BANK ACTS IN GOOD FAITH, DEBTOR RATIFIES AND CONFIRMS WHATEVER BANK MAY DO PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.4           FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. DEBTOR AND BANK HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. DEBTOR AND BANK FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. DEBTOR AND BANK HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.5           WAIVER OF JURY TRIAL. BANK AND DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BANK AND DEBTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK GRANTING ANY FINANCIAL ACCOMMODATION TO DEBTOR.

5.6           Assignability. The Bank, prior to the occurrence of an Event of Default and with the consent of Debtor, which consent will not be unreasonably withheld, and after the occurrence of an Event of Default without consent from or notice to anyone, may at any time assign Bank’s rights in this Security Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer Bank’s rights in any or all of the Collateral, and Bank thereafter shall be relieved from all liability with respect to such Collateral. This Security Agreement shall be binding upon Bank and Debtor and each of their respective legal representatives and successors. All references herein to Debtor shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Debtor” shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

5.7           Binding Effect. This Security Agreement shall become effective upon execution by Debtor and Bank.

5.8           Governing Law. This Security Agreement shall be delivered and accepted in and shall be deemed to be a contract made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

5.9           Enforceability. Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.10       Time of Essence. Time is of the essence in making payments of all amounts due Bank under this Security Agreement and in the performance and observance by Debtor of each covenant, agreement, provision and term of this Security Agreement.

5.11       Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement. Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Bank shall be deemed to be originals thereof.

5.12 Notices. Except as otherwise provided herein, Debtor waives all notices and demands in connection with the enforcement of Bank’s rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be made in accordance with the terms of the Loan Agreement.

5.13 Costs, Fees and Expenses. Debtor shall pay or reimburse Bank for all reasonable costs, fees and expenses incurred by Bank or for which Bank becomes obligated in connection with the enforcement of this Security Agreement, including reasonable attorneys’ fees and time charges of counsel to Bank, which shall also include reasonable attorneys’ fees and time charges of attorneys who may be employees of Bank or any Affiliate of Bank, plus costs and expenses of such attorneys or of Bank; search fees, costs and expenses; and all taxes payable in connection with this Security Agreement. In furtherance of the foregoing, Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agree to save and hold Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Debtor to Bank pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Debtor to Bank on demand. If at any time or times hereafter Bank: (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, Debtor, or any other Person) in any way or respect relating to this Security Agreement, or (iii) to enforce any rights of Bank against Debtor or any other Person under of this Security Agreement; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of Bank’s rights or remedies under this Security Agreement, the costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Debtor to Bank on demand.

5.14 Termination. This Security Agreement and the Liens and security interests granted hereunder shall not terminate until the termination of the Loan Agreement and the commitments to make the Loan thereunder and the full and complete performance and satisfaction and payment in full of all the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted). Upon termination of this Security Agreement, Bank shall also deliver to Debtor (at the sole expense of Debtor) such UCC termination statements, certificates for terminating the liens on the Motor Vehicles (if any) and such other documentation, without recourse, warranty or representation whatsoever, as shall be reasonably requested by Debtor to effect the termination and release of the Liens and security interests in favor of Bank affecting the Collateral.

5.15 Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Debtor and Bank have executed this Security Agreement as of the date first above written.

Debtor: IRESI Frederick Market Square, L.L.C., a Delaware limited liability company

By:	Inland Residential Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Inland Residential Properties Trust, Inc., a Maryland corporation, its general partner

		By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Its:	Vice President, Treasurer & CAO

Agreed and accepted: Bank: PARKWAY BANK AND TRUST COMPANY, an Illinois banking corporation

By:	/s/ Marianne L. Wagener
Name:	Marianne L. Wagener
Title:	Senior Vice President

Schedule 3.8

Collateral Locations/Places of Business

Collateral Location:

300 Cormorant Place, Frederick, Maryland

Chief executive office:

2901 Butterfield Road, Oak Brook, IL 60523